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As filed with the Securities and Exchange Commission on December 8, 2006
Registration No. 333-137070

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2 TO FORM S-4
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REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer
NEWALLIANCE BANCSHARES, INC.
195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William W. Bouton III, Esq.		Richard A. Schaberg, Esq.
Robert J. Metzler II, Esq.		Matthew Dyckman, Esq.
Tyler Cooper & Alcorn, LLP		Thacher Proffitt & Wood, LLP
CityPlace – 35th Floor		1700 Pennsylvania Avenue, N.W.
185 Asylum Street		Washington, D.C. 20006
Hartford, CT 06103-3488		Phone: (202) 626-5630
Phone: (860) 725-6200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Registered (1)	Offering Price Per Share	Aggregate Offering Price (2)	Registration Fee (3)
Registered

Common Stock, $.01
par value	4,221,381 Shares	$ N/A	$57,302,785	$6,131.40

(1) The maximum number of shares of common stock of NewAlliance Bancshares, Inc. issuable to shareholders of Westbank Corporation upon consummation of the merger of Westbank Corporation with and into NewAlliance Bancshares, Inc.
(2) Estimated pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended, based on the aggregate market value on August 24, 2006 of the shares of Westbank Corporation common stock expected to be exchanged in connection with the merger and computed by (a) multiplying (i) the average of the high and low prices of Westbank Corporation common stock as reported on the NASDAQ Global Market on August 24, 2006 by (ii) 5,289,620, representing the maximum number of shares of Westbank Corporation common stock expected to be canceled in connection with the merger, and from that total ($118,593,415) (b) subtracting $61,290,630, representing the estimated amount of cash to be paid to shareholders of Westbank Corporation.
(3) Calculated by multiplying the proposed maximum aggregate offering price by $ 0.000107.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Amendment No. 2 to the Registration Statement on Form S-4 of NewAlliance Bancshares, Inc. (the “Registrant”) originally filed on September 1, 2006, amended by the filing of Amendment No. 1 on November 1, 2006 and declared effective by the Securities and Exchange Commission on November 3, 2006, is filed by the Registrant only to add Exhibit 99.2, materials to be distributed to the shareholders of Westbank Corporation in connection with their elections as to the type of Merger Consideration they desire to receive in exchange for their shares of Westbank Corporation common stock.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits filed as part of this Registration Statement are as follows:

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2.1
Agreement and Plan of Merger by and among NewAlliance Bancshares, Inc. and NewAlliance Bank and Westbank Corporation and Westbank dated as of July 18, 2006 (reference is made to Appendix A of the proxy statement/prospectus)

5.1	Opinion of Tyler Cooper & Alcorn, LLP as to the legality of the securities being issued**
8.1	Form of tax opinion of Tyler Cooper & Alcorn, LLP**
8.2	Form of tax opinion of Thacher Proffitt & Wood LLP**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Deloitte & Touche LLP**
23.3	Consent of Grant Thornton LLP**
23.4	Consent of Keefe, Bruyette & Woods, Inc.**
23.5	Consent of Tyler Cooper & Alcorn, LLP (included in Exhibit 5.1)**
23.6	Consent of Thacher Proffitt & Wood, LLP**
99.1	Form of Proxy Card for Special Meeting of Shareholders of Westbank Corporation**
99.2	Materials to be distributed to Westbank Corporation Shareholders Concerning Election of the Desired Form of Merger Consideration.*

* filed herewith
** previously filed
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Financial Statement Schedules have been omitted because they are the same as Amendment #1.
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2.       that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.       that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       (1)       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)       The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipts of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registrations statement through the date of responding to the request.

(e)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 8, 2006.

NEWALLIANCE BANCSHARES, INC.
By:	/s/ Merrill B. Blanksteen

Merrill B. Blanksteen
Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 8, 2006.

Signature	Title

*/s/ Peyton R. Patterson	Chairman, President
Peyton R. Patterson	Chief Executive Officer and Director

/s/ Merrill B. Blanksteen	Executive Vice President
Merrill B. Blanksteen	and Chief Financial Officer

*/s/ Mark F. Doyle	Senior Vice President
Mark F. Doyle	and Chief Accounting Officer

*/s/ Douglas K. Anderson	Director
Douglas K. Anderson

*/s/ Roxanne J. Coady	Director
Roxanne J. Coady

*/s/ John F. Croweak	Director
John F. Croweak

*/s/ Sheila B. Flanagan	Director
Sheila B. Flanagan

*/s/ Richard J. Grossi	Director
Richard J. Grossi
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*/s/ Robert J. Lyons, Jr.	Director
Robert J. Lyons, Jr.

*/s/ Eric A. Marziali	Director
Eric A. Marziali

*/s/ Julia M. McNamara	Director
Julia M. McNamara

*/s/ Joseph H. Rossi	Director
Joseph H. Rossi

*/s/ Gerald B. Rosenberg	Director
Gerald B. Rosenberg

*/s/ Cornell Scott	Director
Cornell Scott

*/s/ Nathaniel D. Woodson	Director
Nathaniel D. Woodson

*/s/ Joseph A. Zaccagnino	Director
Joseph A. Zaccagnino
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*  By Merrill B. Blanksteen pursuant to power of attorney

EXHIBITS
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2.1

Agreement and Plan of Merger by and among NewAlliance Bancshares, Inc. and NewAlliance Bank and Westbank Corporation and Westbank dated as of July 18, 2006. (reference is made to Appendix A of the proxy statement/prospectus)

5.1	Opinion of Tyler Cooper & Alcorn, LLP as to the legality of the securities being issued**

8.1	Form of tax opinion of Tyler Cooper & Alcorn, LLP**

8.2	Form of tax opinion of Thacher Proffitt & Wood LLP**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Deloitte & Touche LLP**

23.3	Consent of Grant Thornton LLP**

23.4	Consent of Keefe, Bruyette & Woods, Inc.**

23.5	Consent of Tyler Cooper & Alcorn, LLP (included in Exhibit 5.1)**

23.6	Consent of Thacher Proffitt & Wood, LLP**

99.1	Form of Proxy Card for Special Meeting of Shareholders of Westbank Corporation**

99.2	Materials to be distributed to Westbank Corporation Shareholders Concerning Election of the Desired Form of Merger Consideration.*

* filed herewith
** previously filed
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